Exhibit 3.5

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF DESIGNATION

OF SERIES B CONVERTIBLE PREFERRED STOCK

OF

PALM, INC.

Palm, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies, pursuant to Section 242 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on January 9, 2009:

WHEREAS, the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), authorizes 125,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof;

WHEREAS, on June 1, 2007, the Board resolved to authorize and establish the Series B Preferred Stock (as defined below) and adopted a Certificate of Designation of Series B Convertible Preferred Stock (the “Original Certificate of Designation”) setting forth the powers, designations, preferences and rights and the qualifications, limitations and restrictions thereof;

WHEREAS, on October 23, 2007, the Original Certificate of Designation was filed with the Secretary of State of the State of Delaware; and

WHEREAS, in connection with the designation and issuance of the Series C Preferred Stock (as defined below), the Board, with the consent of the holders of Series B Preferred Stock, resolved to amend and restate the Original Certificate of Designation (such amended and restated Certificate of Designation, the “Amended and Restated Certificate of Designation”) to conform certain powers and rights and qualifications, limitations and restrictions of the Series B Preferred Stock to the Series C Preferred Stock and to otherwise set forth the powers, designations, preferences and rights and the qualifications, limitations and restrictions of the Series B Preferred Stock, all as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Original Certificate of Designation be amended and restated in its entirety as follows:

SECTION 1. Number; Designation; Rank.

(a) This series of convertible participating Preferred Stock is designated as the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock is 325,000 shares, par value $0.001 per share.

(b) The Series B Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company:

(i) senior in preference and priority to the common stock of the Company, par value $0.001 per share (the “Common Stock”), the series of Preferred Stock of the Company that is designated as “Series A Participating Preferred Stock”, par value $0.001 per share (the “Series A Preferred Stock”) and each other class or series of Equity Security (as defined in SECTION 8(t)) of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the “Junior Securities”);

(ii) on parity, without preference and priority, with the series of Preferred Stock of the Company that is designated as “Series C Convertible Preferred Stock”, par value $0.001 per share (the “Series C Preferred Stock”) and each other class or series of Equity Security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Parity Securities”), and

(iii) junior in preference and priority to each other class or series of Equity Security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Senior Securities”).

SECTION 2. Dividends.

(a) Participating Dividends. Each holder of issued and outstanding Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series B Preferred Stock, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock (or Reference Property, to the extent applicable), in an amount equal to the amount of such dividends or other distribution as would be made on the largest number of shares of Common Stock (or Reference Property, to the extent applicable) into which such share of Series B Preferred Stock could be converted on the applicable record date for such dividends or other distribution on the Common Stock (or Reference Property, to the extent applicable), assuming such converted shares of Common Stock (or Reference Property, to the extent applicable) were outstanding on the applicable record date for such dividend or other distribution and without giving effect to the limitations set forth in SECTION 5(b) (the “Participating Dividends”); provided, however, that notwithstanding the above, the holders of Series B Preferred Stock shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price shall be made pursuant to SECTION 5(f)(i)(A) (and such dividends or distributions that are not payable to the holders of Series B Preferred Stock as a result of this proviso shall not be deemed to be Participating Dividends); provided, further, however, that notwithstanding the above, the holders of Series B Preferred Stock shall not be entitled to receive any dividends or distributions of Rights if, following the occurrence of a Distribution Date in respect of such Rights, an adjustment to the Conversion Price would be made pursuant to SECTION 5(f)(ii)

(assuming, for purposes of this SECTION 2(a), that the holder of such shares of Series B Preferred Stock were not an Acquiring Person or an Affiliate (as defined in the Company Rights Plan or its comparable term/provision under any successor, substitute or additional shareholder rights plan) or an Associate (as defined in the Company Rights Plan or its comparable term/provision under any successor, substitute or additional shareholder rights plan) of such Acquiring Person)(and such dividends or distributions that are not payable to the holders of Series B Preferred Stock as a result of this proviso shall not be deemed to be Participating Dividends).

(i) Participating Dividends are payable at the same time as and when such dividend or other distribution on Common Stock (or Reference Property, to the extent applicable) is paid to the holders of Common Stock (or Reference Property, to the extent applicable); provided, however, that no such dividend or distribution on Common Stock (or Reference Property, to the extent applicable) shall be made unless and until the Participating Dividends are paid (or are concurrently being paid) pursuant to this SECTION 2(a)(i).

(b) Conditional Dividends. Following the occurrence of a Triggering Event (as defined below), and for so long as such Triggering Event continues, each holder of issued and outstanding Series B Preferred Stock will be entitled to receive, out of funds legally available for the payment of dividends for each share of Series B Preferred Stock, with respect to each dividend period, dividends at a rate per annum equal to the Conditional Rate multiplied by the sum of (A) $1,000 per share (the “Original Purchase Price”) plus (B) any accrued and unpaid dividends that are payable on such share of Series B Preferred Stock, in each case as adjusted for any stock dividends, splits, combinations and similar events (the “Conditional Dividends” and, together with the Participating Dividends and Unpaid Conditional Dividends, the “Dividends”). Any Conditional Dividends payable pursuant to this SECTION 2(b) shall be in addition to any Participating Dividends payable pursuant to SECTION 2(a) hereof. In addition, the right of the holders of the Series B Preferred Stock to receive the Conditional Dividend is in addition to, and not in lieu of, any remedies such holders may have at law or equity.

(i) Conditional Dividends will accrue and cumulate from the date on which a Triggering Event occurs, and are payable quarterly in arrears on the last day of each March, June, September and December, or, if such date is not a Business Day, the succeeding Business Day (each such day, a “Conditional Dividend Payment Date”) until such date as the Triggering Event is no longer continuing; provided, however, that if Conditional Dividends remain unpaid after a Triggering Event is no longer continuing, dividends will accrue and cumulate in an amount equal to (such dividends, “Unpaid Conditional Dividends”) the product of (A) (x) the amount of unpaid Conditional Dividends plus (y) the amount of unpaid Unpaid Conditional Dividends and (B) the Conditional Rate. Any Unpaid Conditional Dividends payable pursuant to this SECTION 2(b)(i) shall be in addition to any Participating Dividends payable pursuant to SECTION 2(a) hereof. In addition, the right of the holders of the Series B Preferred Stock to receive the Unpaid Conditional Dividends is in addition to, and not in lieu of, any remedies such holders may have at law or equity.

(ii) The amount of Conditional Dividends and Unpaid Conditional Dividends payable for each full quarterly dividend period will be computed by dividing the annual rate by four. The amount of Conditional Dividends and Unpaid Conditional Dividends payable for any dividend period shorter or longer than a full quarterly dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(iii) Conditional Dividends and Unpaid Conditional Dividends will be paid to the holders of record of Series B Preferred Stock as they appear in the records of the Company at the close of business on the 15th day of the calendar month in which the applicable Conditional Dividend Payment Date falls if in March, June, September or December (or on the 15th day of the calendar month prior to the month the Conditional Dividend Payment Date falls if the Conditional Dividend Payment Date falls in April, July, October or January) or on such other date designated by the Board for the payment of Conditional Dividends (and/or Unpaid Conditional Dividends, as the case may be) that is not more than 60 days or less than 10 days prior to such Conditional Dividend Payment Date. Any payment of a Conditional Dividend or Unpaid Conditional Dividend will first be credited against the earliest accumulated but unpaid Conditional Dividend or Unpaid Conditional Dividend due with respect to such share that remains payable.

(iv) Conditional Dividends and Unpaid Conditional Dividends are payable only in cash. Conditional Dividends and Unpaid Conditional Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of Conditional Dividends or Unpaid Conditional Dividends and whether or not Conditional Dividends or Unpaid Conditional Dividends are declared. Conditional Dividends and Unpaid Conditional Dividends will accumulate and compound quarterly to the extent they are not paid when due.

(v) While a Triggering Event has occurred and is continuing, neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities of the Company, (B) repurchase, redeem or otherwise acquire any Junior Securities of the Company or (C) make any loan or other advance to any direct or indirect owner of a majority of the Common Stock (or Reference Property, to the extent applicable) or any subsidiary of any such owner.

(vi) Neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities of the Company or (B) repurchase, redeem or otherwise acquire any Junior Securities of the Company, unless in each case the Company has sufficient lawful funds immediately following such action such that the Company would be legally permitted to redeem in full (x) the Series B Preferred Stock for the Regular Liquidation Preference and (y) the Series C Preferred Stock for the Regular Liquidation Preference (as defined in the Certificate of Designation of the Series C Preferred Stock). Notwithstanding anything in this Agreement to the contrary, so long as any shares of Investor Preferred Stock are outstanding and the Elevation Beneficial Ownership Percentage exceeds 30%, neither the Company nor any of its subsidiaries may exercise any optional redemption with respect to any preferred stock that constitutes Junior Securities of the Company if, at the time of such optional redemption, the Company could not have incurred additional Indebtedness pursuant to SECTION 4(f) equal in amount to the optional redemption price of the preferred stock being redeemed; provided, however, that the Company or any of its subsidiaries may exercise any such optional redemption with the prior vote or written consent of holders representing at least a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock, voting together as a separate class.

(vii) Each of the following shall constitute a “Triggering Event” for the purposes hereof:

(A) a failure by the Company to pay any Mandatory Redemption Price on the Mandatory Redemption Date or the Optional Redemption Price on the Optional Redemption Date for any reason, including the absence of funds legally available for such payment;

(B) a failure by the Company to deliver the Fundamental Change Notice to the holders of shares of Series B Preferred Stock pursuant to SECTION 7(a)(iii) hereof within the time period provided therein or to pay the Repurchase Price in respect of all shares of Series B Preferred Stock on the Repurchase Date pursuant to SECTION 7 for any reason, including the absence of funds legally available for such payment;

(C) a failure by the Company to deliver any cash and shares of Common Stock (or Reference Property, to the extent applicable), when such cash and shares of Common Stock (or Reference Property, to the extent applicable), if any, are required to be delivered upon conversion of the Series B Preferred Stock pursuant to SECTION 5 hereof, where the Company does not remedy such default within ten (10) days after the date such cash and shares of Common Stock (or Reference Property, to the extent applicable), if any, are required to be delivered;

(D) a failure to pay any Participating Dividends on any date dividends or other distributions on Common Stock (or Reference Property, to the extent applicable) are paid; and

(E) for so long as the Board Representation Entitlement is one or more Preferred Directors, a material violation by the Company of any term of or condition set forth in this Amended and Restated Certificate of Designation other than those referenced in the preceding clauses (A) through (D), where the Company does not cure such violation within thirty (30) days after the receipt of written notice from Elevation of such breach (it being understood that this clause (E) shall no longer apply from and after the date on which the Board Representation Entitlement is zero (0) Preferred Directors).

(c) If Dividends are not paid in full or a sum sufficient for such full payment is not so set apart upon the Series B Preferred Stock, all Dividends declared upon the Series B Preferred Stock and all dividends declared on any Parity Securities shall be declared pro rata so that the amount of Dividends declared per share of the Series B Preferred Stock and dividends declared per share of such Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid Dividends per share on the Series B Preferred Stock and accrued and unpaid dividends per share of such Parity Securities bear to each other.

(d) The Company shall take all actions necessary or advisable under the DGCL to permit the payment of Dividends to the holders of Series B Preferred Stock. Holders of Series B Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Dividends as provided in this SECTION 2.

SECTION 3. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Junior Securities, an amount in cash per share equal to the greater of: (i) the sum of (A) the Original Purchase Price per share plus (B) all accrued and unpaid Dividends, if any, on such share of Series B Preferred Stock, in each case as adjusted for any stock dividends, splits, combinations and similar events (such sum, as adjusted, the “Regular Liquidation Preference”), and (ii) an amount equal to the amount the holders of Series B Preferred Stock would have received per share of Series B Preferred Stock upon liquidation, dissolution or winding up of the Company had such holders converted their shares of Series B Preferred Stock into shares of Common Stock (or Reference Property, to the extent applicable) immediately prior thereto (the “Participating Liquidation Preference,” and such greater amount, the “Liquidation Preference”).

(b) If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution are insufficient to pay the holders of Series B Preferred Stock the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the holders of Series B Preferred Stock and such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.

(c) After payment to the holders of Series B Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series B Preferred Stock as such will have no right or claim to any of the assets of the Company.

(d) The value of any property not consisting of cash that is distributed by the Company to the holders of the Series B Preferred Stock will equal the Fair Market Value thereof on the date of distribution.

(e) For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall be deemed not to be a liquidation, dissolution or winding-up of the Company subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this SECTION 3).

SECTION 4. Voting Rights; Board Representation.

(a) The holders of Series B Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, and except as otherwise provided herein or by law, the holders of Series B Preferred Stock will vote together with the holders of Series C Preferred Stock and Common Stock as a single class. Each holder of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which all of the outstanding shares of Series B Preferred Stock held by such holder on the record date for any such vote are convertible as of such record date; provided, however, that in any vote of the holders of the Series B Preferred Stock, Series C Preferred Stock, Common Stock and any other securities that constitute Voting Stock (as defined in the Stockholders’ Agreement) voting together as a single class to the extent that the voting power of a holder together with its Affiliates would exceed 39.9% (the “Maximum Voting Percentage”) of the Maximum Voting Power of the Company, then the aggregate number of votes entitled to be cast by such holder and its Affiliates with respect to the Series B Preferred Stock held by such holder and its Affiliates will be reduced to that number (not less than zero) that results in the aggregate voting power of such holder and its Affiliates being equal to the Maximum Voting Percentage of the Maximum Voting Power of the Company. For purposes of this Amended and Restated Certificate of Designation, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all capital stock on a matter subject to the vote of the Common Stock, Series B Preferred Stock, Series C Preferred Stock and any other securities that constitute Voting Stock (as defined in the Stockholders’ Agreement) voting together as a single class and after giving effect to any limitation on voting power set forth in this Amended and Restated Certificate of Designation or the Certificate of Designation of the Series C Preferred Stock and the certificate of designation or other similar document governing Voting Stock.

(b) Notwithstanding SECTION 4(a) hereof:

(i) The holders of Series B Preferred Stock and the holders of the Series C Preferred Stock will vote together as a single class for the election of Preferred Directors, if any, but are not entitled to vote, either as a separate class or together with the holders of Common Stock as a single class, for the election of directors other than Preferred Directors.

(ii) Following a Fundamental Change (a “Non-Constituent Issuer Fundamental Change”) pursuant to which the Series B Preferred Stock is converted, or convertible, into a security of an entity other than (x) the Company or (y) the surviving entity of a merger or consolidation to which the Company is a constituent party, the Series B Preferred Stock (or the security into which it is converted (the “Conversion Security”)) shall not entitle the holder thereof to vote on any matters other than those set forth in SECTION 4(c)(i), (ii), (iii) and (iv) (but only to the extent clause (iv) relates to clauses (i), (ii) and (iii)) below and such other matters (if any) as shall be required by law. For purposes of clarity, to the extent that the Conversion Security does not entitle the holders thereof to vote on any matters other than those set forth in SECTION 4(c)(i), (ii), (iii) and (iv) (but only to the extent clause (iv) relates to clauses (i), (ii) and (iii)) below and such other matters (if any) as shall be required by law, the conversion of the Series B Preferred Stock into the Conversion Security shall not be deemed to be an amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series B Preferred Stock in a manner adverse to the holders thereof.

(c) So long as any shares of Series B Preferred Stock are outstanding, the Company may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series B Preferred Stock, voting together as a separate class:

(i) any increase or decrease in the authorized amount of shares of Series B Preferred Stock, except for the cancellation and retirement of shares set forth in SECTION 9(a);

(ii) any issuance of additional shares of Series B Preferred Stock after the Series B Original Issuance Date;

(iii) any amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series B Preferred Stock in a manner adverse to the holders thereof (whether by Board resolution, amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise); and

(iv) agree to do any of the foregoing actions set forth in clause (c)(i) through (c)(iii), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of holders of Series B Preferred Stock;

provided, that if after the Series B Original Issuance Date there is a change in the applicable rules of the Exchange on which the Common Stock is listed at the time such change becomes effective that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this clause (c), the voting rights of the holders of the Series B Preferred Stock set forth in this clause (c) shall thereafter be limited to the extent required by such changed rules for the Common Stock to continue to be listed on such Exchange.

Without expanding the scope of the foregoing voting rights of Series B Preferred Stock, it is understood that in the context of a Fundamental Change, so long as immediately following such Fundamental Change:

(i) the Series B Preferred Stock (or any preferred security into which the Series B Preferred Stock is converted in such Fundamental Change as contemplated by clause (ii)(B) below) is convertible into the kind and amount of shares of capital stock, other securities or other property receivable upon such Fundamental Change by a holder of a number of shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of such shares of Series B Preferred Stock in accordance with SECTION 5(e); and

(ii) the Series B Preferred Stock either:

(A) remains outstanding with the same powers, preferences, rights and privileges set forth in this Amended and Restated Certificate of Designation, or

(B) is exchanged for preferred securities of the Survivor of a Fundamental Change, which preferred securities have the same powers, preferences, rights and privileges (other than those that by their terms automatically terminate or otherwise are altered following such a Fundamental Change pursuant to the terms of this Amended and Restated Certificate of Designation) as the Series B Preferred Stock (“New Preferred Stock”), provided that to the extent that SECTION 4(g) would no longer be applicable following the consummation of such Fundamental Change as a result of the proviso to SECTION 4(g) below, the New Preferred Stock need not be senior in preference or priority to or on parity, without preference or priority, with other preferred securities of such Survivor of a Fundamental Change with respect to dividend rights or rights upon liquidation, dissolution or winding up of such entity; and, provided further, that such exchange does not result in income tax consequences generally to U.S. individual holders of the Series B Preferred Stock that are more severe than the income tax consequences such holders would have suffered if such holders had been holders of Common Stock and been treated as such in the Fundamental Change; and

(iii) in connection with such Fundamental Change, no action takes place that would otherwise require the approval of the holders of the Series B Preferred Stock pursuant to this SECTION 4(c), the Series B Preferred Stock shall not have any vote or consent as a separate class with respect to such Fundamental Change.

(d) Right to Designate/Elect Preferred Directors. From and after the Series C Original Issuance Date, the holders of shares of Series B Preferred Stock, voting together with the holders of shares of Series C Preferred Stock (collectively, the “Investor Preferred Stock”) as a separate class by a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock as of any applicable record date, shall have the exclusive right to elect a total number of directors (such persons, the “Preferred Directors”), to the Board equal to the Board Representation Entitlement. If the holders of Investor Preferred Stock fail to elect a number of Preferred Directors sufficient to fill the Board Representation Entitlement, then any directorship not so filled shall remain vacant until such time as the holders of Investor Preferred Stock fill such directorship by vote or by written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Company other than the holders of Investor Preferred Stock. In addition, upon the occurrence of an increase in the authorized number of directors then constituting the Board that results in an increase of the Board Representation Entitlement to a number greater than the number of Preferred Directors then serving on the Board, the authorized number of Preferred Directors on the Board shall be increased immediately so that the total authorized number of Preferred Directors is equal to the Board Representation Entitlement at such time.

(i) Term of Office. Unless a Preferred Director’s term of office shall have terminated prior to such time pursuant to SECTION 4(d)(ii), (iii), (iv), (v), (vi) or (vii) below, such Preferred Director designated or elected pursuant to this SECTION 4 shall serve until the next special or annual meeting of stockholders of the Company called for the purpose of electing Preferred Directors at which such Preferred Director is up for election or at any special meeting of the holders of Investor Preferred Stock, as the case may be, for the purpose of removing Preferred Directors, or until his or her successor shall be duly elected.

(ii) Removal and Vacancies. So long as the Board Representation Entitlement is equal to at least one (1), a majority of the directors may call, and upon the written request of holders of record of 50% of the then outstanding shares of Investor Preferred Stock

(determined on the basis of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock), addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the holders of shares of Investor Preferred Stock, for the sole purpose of filling any vacancy caused by the resignation, death or removal of a Preferred Director (but only to the extent required to maintain the then applicable Board Representation Entitlement), or to remove from office a Preferred Director with or without cause. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders. Subject to SECTION 4(d)(iii), (iv), (v), (vi) or (vii) below, only the holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock, voting together as a single class, are entitled to fill any vacancy caused by the resignation, death or removal of a Preferred Director (but only to the extent required to maintain the then applicable Board Representation Entitlement), and only the holders of Investor Preferred Stock are entitled to remove from office a Preferred Director without cause. Any Preferred Director may be removed from office (A) with or without cause by holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock or (B) only for cause by the holders of a majority of the then-outstanding shares of Common Stock, provided that in such case the holders of Investor Preferred Stock shall not be entitled to vote on an as-converted basis with the Common Stock with respect to such removal for cause.

(iii) Change Following Uncured Share Ownership Reduction. Upon the occurrence of an Uncured Share Ownership Reduction, following the expiration of the applicable Share Ownership Reduction Cure Period (assuming an Uncured Share Ownership Reduction still exists), the number of Preferred Directors on the Board (but not the number of directors constituting the whole Board) shall be reduced immediately so that the total number of Preferred Directors after the occurrence of an Uncured Share Ownership Reduction is equal to the Board Representation Entitlement at such time. To effect such reduction, the term of office of the requisite number of Preferred Directors shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Preferred Directors nor the holders of shares of Investor Preferred Stock shall have any right to elect or appoint a Preferred Director to replace such director. To the extent that there is more than one Preferred Director on the Board immediately prior to the Uncured Share Ownership Reduction, the holders of a majority of shares of Common Stock issuable upon the conversion of the then-outstanding shares of Investor Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(iii); provided, that if holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than Preferred Directors) shall then be entitled to make such designation.

(iv) Change Following Board Size Decrease. Upon the occurrence of a decrease in the authorized number of directors then constituting the Board that, as a result thereof results in a reduction of the Board Representation Entitlement to less than the then authorized number of Preferred Directors (a “Board Size Decrease”), the number of Preferred Directors on the Board shall be reduced immediately so that the total number of Preferred Directors is equal to the Board Representation Entitlement at such time; provided, that if the Board Size Decrease goes into effect during a Share Ownership Reduction Cure Period, then such reduction shall not take effect until the expiration of such Share Ownership Reduction Cure Period, provided that upon such expiration, the Board Representation Entitlement is less than the then authorized number of Preferred Directors. To effect such reduction, the term of office of that number of Preferred Directors required to reduce the number of Preferred Directors to the new Board Representation Entitlement shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Preferred Directors nor the holders of shares of Investor Preferred Stock shall have any right to elect or appoint a Preferred Director to replace such director at such time. To the extent that there is more than one Preferred Director on the Board immediately prior to the Board Size Decrease, the holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(iv); provided, that if holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than Preferred Directors) shall then be entitled to make such designation.

(v) Loss of Preferred Directors on a Non-Constituent Issuer Fundamental Change. Upon the occurrence of a Non-Constituent Issuer Fundamental Change, the terms of office of all Preferred Directors shall immediately end, such persons shall cease to be directors, and the holders of shares of Investor Preferred Stock shall not have any right to elect or appoint Preferred Directors to replace the directors whose terms of office shall have ended.

(vi) Loss of Preferred Director on a Fundamental Change Other than a Non-Constituent Issuer Fundamental Change. Upon the occurrence of a Fundamental Change other than a Non-Constituent Issuer Fundamental Change, if the Board Representation Entitlement is at least one (1) Preferred Director at such time, the terms of office of all but one (1) Preferred Directors shall immediately end, such persons shall cease to be directors (notwithstanding the proviso in SECTION 4(d)(vi) below), and neither the remaining Preferred Director nor the holders of shares of Investor Preferred Stock shall have any right to elect or appoint Preferred Directors to replace the directors whose terms of office shall have ended pursuant to this SECTION 4(d)(vi). To the extent that there is more than one Preferred Director on the Board immediately prior to such Fundamental Change, the holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(vi); provided, that if the holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than Preferred Directors) shall then be entitled to make such designation.

(vii) Loss of Board Representation Entitlement. From and after the first time that the Investor Stockholders (including, for this purpose, their Permitted Transferees) in the aggregate cease to (A) Beneficially Own or (B) have all Economic Rights and Voting Rights with respect to a number of shares of Investor Preferred Stock that if then converted would be convertible into a number of shares of Common Stock that is greater than or equal to 50% of the shares of Common Stock issuable upon conversion of 325,000 shares of Series B Preferred Stock (regardless of whether any such shares of Series B Preferred Stock are then outstanding) based on the conversion prices that are (or would be) in effect at the time of such calculation (including, for purposes of this calculation, shares of Investor Preferred Stock pledged pursuant to a bona fide pledge, but not a foreclosure thereon, but excluding, for purposes of this calculation, shares subject to Shared Beneficial Ownership with any Person other than another Investor Stockholder or a Permitted Transferee), then the holders of Investor Preferred Stock shall cease to have any rights under this SECTION 4(d) (including, without limitation, the right to vote to fill any vacancies of Preferred Directors); provided, however, that if, immediately following such time, the Investor Stockholders continue to benefit from the contractual rights set forth in Section 2.1 of the Stockholders Agreement (Board Representation), each Preferred Director serving on the Board at such time (the “Transition Time”) shall continue as a director, but not as a Preferred Director (other than with respect to SECTION 4(d)(iii), pursuant to which such director shall not continue as a director if the conditions therein for the elimination of such director’s seat are met), until the next special or annual meeting of stockholders of the Company called for the purpose of electing directors, or until his or her successor shall be elected. From and after the Transition Time, the holders of shares of Investor Preferred Stock shall not have any right, voting as a separate class, to elect or appoint a Preferred Director to replace such director.

(viii) Filling Vacancy Upon Cessation of Preferred Director. Any vacancy resulting from the cessation of the term of office of a Preferred Director pursuant to SECTION 4(d)(iii), (v), (vi) or (vii) may be filled by either (A) the Board or (B) the holders of Common Stock generally, and not the holders of Investor Preferred Stock voting as a separate class, in accordance with the Certificate of Incorporation, the Bylaws of the Company and applicable law.

(e) Exchange Compliance. Notwithstanding the foregoing, the rights of the holders of the Series B Preferred Stock set forth in SECTION 4(a) to vote as a single class with the Common Stock shall be subject to applicable rules of the Exchange on which the Company is then listed to the extent required such that the Common Stock shall continue to be listed on such Exchange, including, without limitation, compliance by the Company with Rule 4351 of Nasdaq (or any successor thereto) insofar as it may be applied in the event that the Conversion Price is determined to be less than the “market value” as defined in such rules, and such rights to vote with the Common Stock shall be accordingly reduced or otherwise modified to the minimum extent required to comply with such rules. For the avoidance of doubt, in no event shall this SECTION 4(e) operate to reduce the number of Preferred Directors to be designated pursuant to SECTION 4(d), and it shall be the obligation of the Company to ensure that the membership of the Board satisfies the applicable rules of the Exchange on which the Company is then listed, including without limitation Rule 4350(c) of Nasdaq, without any reduction in the number of Preferred Directors pursuant to SECTION 4(d).

(f) Approval Rights over Debt Incurrence. So long as any shares of Investor Preferred Stock are outstanding and the Elevation Beneficial Ownership Percentage exceeds 30%, the Company may not and will cause its subsidiaries to not, without the prior vote or written consent of holders representing at least a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock, voting together as a separate class, incur Indebtedness; provided, however, that the Company and its subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such Indebtedness, the Total Leverage Ratio would be equal to or less than 3.00 to 1.00. Notwithstanding the foregoing, the Company and its subsidiaries may:

(i) incur Indebtedness under the revolving portion of the Credit Agreement or any Successor Credit Agreement so long as the maximum principal amount that may be incurred under the revolving portion of any such Successor Credit Agreement does not exceed the maximum principal amount that may be drawn down under the revolving portion of the Credit Agreement; and

(ii) extend, renew, replace or refinance any Indebtedness existing as of November 30, 2008 provided that such extending, renewal, replacement or refinancing Indebtedness shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed, replaced or refinanced (plus any capitalized or “PIK” interest accruing for a period of six months, any redemption premium payable by the terms of such Indebtedness thereon and other reasonable amounts paid, and reasonable fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing).

For purposes of this SECTION 4(f), the following defined terms shall have the following meanings:

“Consolidated EBITDA” means Consolidated EBITDA as such term is defined in the Credit Agreement.

“Credit Agreement” means that certain Credit Agreement dated as of October 24, 2007 among the Company, as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent, as in effect on December 21, 2008 and without giving effect to any amendments, supplements or other modifications thereof after December 21, 2008.

“Indebtedness” means, with respect to any person, without duplication, all obligations of such person for borrowed money, all obligations of such person evidenced by bonds, debentures, notes or similar instruments or letters of credit, all capital lease obligations, all guarantees by such person of indebtedness of other persons, all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on any property or rights of such person, all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, letters of guaranty and in respect of bankers’ acceptances and all obligations to redeem or repurchase preferred stock of the Company prior to the Seventh Anniversary (as defined below).

“Successor Credit Agreement” means any successor to, substitute for or replacement of the Credit Agreement.

“Total Leverage Ratio” means, on any date, the ratio of Indebtedness as of such date to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most-recently ended prior to such date).

(g) Approval Rights over Senior and Parity Security Issuances. So long as any shares of Investor Preferred Stock are outstanding, the Company may not (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Investor Preferred Stock, voting together as a separate class, authorize (and if authorized, increase the authorized amount), create or issue (including by way of reclassification or otherwise) any Senior Securities or Parity Securities; provided, however, that this SECTION 4(g) shall not apply following a Fundamental Change (i) if the issuer of the Investor Preferred Stock following such Fundamental Change is a public company whose common stock (or American Depositary Shares (“ADSs”) or American Depositary Receipts (“ADRs”) in respect of such ADSs) is traded on an Exchange and (ii) if following such Fundamental Change the shares of capital stock entitled to vote generally in the election of directors and the Investor Preferred Stock (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis in the case of the Investor Preferred Stock and treating any ADSs or ADRs as if they were the underlying shares to which they relate), in the aggregate, less than 40% of the total voting power of all shares of capital stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof).

SECTION 5. Conversion.

Each share of Series B Preferred Stock is convertible into shares of Common Stock (or Reference Property, to the extent applicable) as provided in this SECTION 5.

(a) Conversion at the Option of Holders of Series B Preferred Stock. Subject to SECTION 5(b) hereof, each holder of Series B Preferred Stock is entitled to convert, at any time and from time to time, at the option and election of such holder, any or all shares of outstanding Series B Preferred Stock held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) equal to the amount (the “Conversion Amount”) determined by dividing (i) the Regular Liquidation Preference for each share of Series B Preferred Stock to be converted by such holder by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $8.50, as adjusted from time to time as provided in SECTION 5(f). In order to convert shares of Series B Preferred Stock into shares of Common Stock (or Reference Property, to the extent applicable), the holder must surrender the certificates representing such shares of Series B Preferred Stock, accompanied by transfer instruments reasonably satisfactory to the Company, free of any adverse interest or liens at the office of the Company’s transfer agent for the Series B Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a), the date of receipt of such certificates, together with such notice, by the transfer agent or the Company will be the date of conversion (the “Conversion Date”).

(b) Limitations on Conversion. Notwithstanding SECTION 5(a), the Company shall not effect any conversion of the Series B Preferred Stock or otherwise issue shares of Common Stock pursuant to SECTION 5(a) hereof, and no holder of Series B Preferred Stock will be permitted to convert shares of Series B Preferred Stock into shares of Common Stock to the extent that the holder exercising such conversion right (together with such holder’s Affiliates) would (immediately after giving effect to such conversion and after giving effect to any limitation on voting power set forth in this Amended and Restated Certificate of Designation or the Certificate of Designation of the Series C Preferred Stock) Beneficially Own outstanding shares of Investor Preferred Stock and Common Stock and any other securities that constitute Voting Stock (as defined in the Stockholders’ Agreement) representing in the aggregate more than the Maximum Voting Percentage of the Maximum Voting Power of the Company. For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, unconverted portion of the Series B Preferred Stock or the Series C Preferred Stock Beneficially Owned by such holder or any of its Affiliates and shall also exclude any shares of Common Stock which would be issuable upon exercise of any warrants Beneficially Owned by such holder or any of its Affiliates. Upon the written request of the holder, the Company shall within one (1) Business Day confirm in writing to any holder the number of shares of Common Stock then-outstanding. Under no circumstance will any holder be entitled to receive cash for any shares of Series C Preferred Stock not convertible solely as a result of the limitations set forth in this SECTION 5(b). Anything in this SECTION 5(b) to the contrary notwithstanding, but subject to the terms and conditions of the Stockholder’s Agreement, the provisions of this SECTION 5(b) will not apply to any conversion of the Series B Preferred Stock in connection with a substantially concurrent sale of the Common Stock issuable upon conversion to a person who is not an Affiliate of the converting holder.

(c) Conversion at the Option of the Company. On and after the three-year anniversary of the Series B Original Issuance Date, at the Company’s option and election, in whole but not in part, all shares of Series B Preferred Stock may be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) equal to the Conversion Amount on the date of written notice by the Company to the holders of Series B Preferred Stock notifying such holders of the conversion contemplated by this SECTION 5(c), which conversion shall occur on the date specified in such notice, not less than 10 nor more than 30 days following the date of such notice (which shall be the Conversion Date in respect of a conversion pursuant to this SECTION 5(c), provided that such notice may be delivered by the Company only if (i) (A) the average closing price per share of the Common Stock on the Exchange on which shares of the Common Stock are then listed during the 30 consecutive trading days ending on the trading day immediately preceding the Business Day on which such notice is delivered and (B) the closing price per share of the Common Stock on the Exchange on which shares of the Common Stock are then listed for at least twenty (20) of such thirty (30) consecutive trading days (including the last fifteen (15) trading days of such thirty (30) day period) is at least 180% of the Conversion Price then in effect, and (ii) all requisite arrangements with the Company’s transfer agent, the Exchange on which shares of the Common Stock are then listed, and any other requisite securities intermediary (including The Depository Trust Company and Cede & Co., if applicable) to permit the immediate trading of such shares of Common Stock on the Conversion Date shall have been completed. Once delivered, such notice shall be irrevocable, unless the Company obtains the written consent of the holders representing a majority of the outstanding shares of Series B Preferred Stock. Notwithstanding the foregoing, the holders of Series B Preferred Stock shall continue to have the right to convert their shares of Series B Preferred Stock pursuant to SECTION 5(a) until and through the Conversion Date contemplated in this SECTION 5(c) and if such shares of Series B Preferred Stock are converted pursuant to SECTION 5(a) such shares shall no longer be converted pursuant to this SECTION 5(c) and the Company’s notice delivered to the holders pursuant to this SECTION 5(c) shall automatically terminate with respect to such shares converted pursuant to SECTION 5(a). The limitations on conversion set forth in SECTION 5(b) shall not apply to any exercise of the Company’s conversion right pursuant to this SECTION 5(c).

(d) Fractional Shares. No fractional shares of Common Stock (or Reference Property, to the extent applicable) will be issued upon conversion of the Series B Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fractional amount multiplied by the Fair Market Value of Common Stock as of the Conversion Date. If more than one share of Series B Preferred Stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Series B Preferred Stock converted by such holder at such time.

(e) Mechanics of Conversion.

(i) As soon as practicable after the Conversion Date (and in any event within three Business Days), the Company shall promptly issue and deliver to such holder a certificate for the number of shares of Common Stock (or Reference Property, to the extent applicable) to which such holder is entitled, together with a check or cash for payment of fractional shares, if any, in exchange for the certificates formerly representing shares of Series B Preferred Stock. Such conversion will be deemed to have been made on the Conversion Date, and the person (as defined in SECTION 8) entitled to receive the shares of Common Stock (or Reference Property, to the extent applicable) issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock (or Reference Property, to the extent applicable) on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Common Stock (or Reference Property, to the extent applicable) or Series B Preferred Stock are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock (or Reference Property, to the extent applicable) upon conversion or due upon the issuance of a new certificate for any shares of Series B Preferred Stock not converted other than any such tax due because shares of Common Stock (or Reference Property, to the extent applicable) or a certificate for shares of Series B Preferred Stock are issued in a name other than the name of the converting holder.

(ii) The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or authorized but unissued shares of Common Stock (or Reference Property, to the extent applicable) (or a combination of both) for the purpose of effecting the conversion of the Series B Preferred Stock the full number of shares of Common Stock (or Reference Property, to the extent applicable) deliverable upon the conversion of all outstanding Series B Preferred Stock (as may be adjusted from time to time pursuant to the terms of this SECTION 5 and assuming for the purposes of this calculation that all outstanding shares of Series B Preferred Stock are held by one holder), and the Company shall take all actions to amend its

Certificate of Incorporation to increase the authorized amount of Common Stock (or Reference Property, to the extent applicable) if necessary therefor. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of the Series B Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) at such adjusted Conversion Price.

(iii) From and after the Conversion Date, the shares of Series B Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding; and all rights of the holder thereof as a holder of Series B Preferred Stock (except the right to receive from the Company the Common Stock (or Reference Property, to the extent applicable) upon conversion) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series B Preferred Stock is not converted due to a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock (or Reference Property, to the extent applicable), such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein. Any shares of Series B Preferred Stock that have been converted will, after such conversion, be deemed cancelled and retired and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(iv) If the conversion is in connection with any sale, transfer or other disposition of the Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of the Series B Preferred Stock, the conversion may, at the option of any holder tendering any share of Series B Preferred Stock for conversion, be conditioned upon the closing of the sale, transfer or the disposition of shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of Series B Preferred Stock with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such shares of Series B Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(v) The Company shall comply with all federal and state laws, rules and regulations and applicable rules and regulations of the Exchange on which shares of the Common Stock (or Reference Property, to the extent applicable) are then listed. If any shares of Common Stock (or Reference Property, to the extent applicable) to be reserved for the purpose of conversion of shares of Series B Preferred Stock require registration with or approval of any person or group (as defined in SECTION 8) under any federal or state law or the rules and regulations of the Exchange on which shares of the Common Stock (or Reference Property, to the extent applicable) are then listed before such shares may be validly issued or delivered upon conversion, then the Company will, as expeditiously as possible, use its reasonable best efforts to secure such registration or approval, as the case may be. So long as any Common Stock (or Reference Property, to the extent applicable) into which the shares of Series B Preferred Stock are then convertible is then listed on an Exchange, the Company will list and keep listed on such Exchange, upon official notice of issuance, all shares of such Common Stock (or Reference Property, to the extent applicable) issuable upon conversion.

(vi) All shares of Common Stock (or Reference Property, to the extent applicable) issued upon conversion of the shares of Series B Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

(vii) If, prior to both (x) a Rights Plan Triggering Event and (y) a Distribution Date, shares of Series B Preferred Stock are converted into Common Stock (or Reference Property, to the extent applicable), upon the conversion of such shares of Series B Preferred Stock, the shares of Common Stock (or Reference Property, to the extent applicable) issued in respect thereof shall be issued with the same Rights, if any, attached thereto as are attached to the then-outstanding shares of Common Stock (or Reference Property, to the extent applicable). If, prior to a Rights Plan Triggering Event, but following the occurrence of a Distribution Date and prior to the expiration or redemption of the Rights, shares of Series B Preferred Stock are converted into Common Stock (or Reference Property, to the extent applicable), upon the conversion of such shares of Series B Preferred Stock, the holders of such Common Stock shall receive the number of Rights which would have been attached to such Common Stock assuming the Distribution Date had not occurred prior to such conversion.

(f) Adjustments to Conversion Price.

(i) Adjustment for Change in Capital Stock.

(A) If the Company shall, at any time and from time to time while any of the Series B Preferred Stock is outstanding, issue a dividend or make a distribution on its Common Stock (or Reference Property, to the extent applicable) payable in shares of its Common Stock (or Reference Property, to the extent applicable) to all holders of its Common Stock (or Reference Property, to the extent applicable), then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

(1) the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2) the denominator of which shall be the sum of the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock (or Reference Property, to the extent applicable) constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 5(f)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(i)(A).

(B) If the Company shall, at any time or from time to time while any of the Series B Preferred Stock is outstanding, subdivide or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a greater number of shares of Common Stock (or Reference Property, to the extent applicable), then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while any of the Series B Preferred Stock is outstanding, combine or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a smaller number of shares of Common Stock (or Reference Property, to the extent applicable), then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately after giving effect to such subdivision, combination or reclassification. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii) Adjustment for Rights Issued under Rights Plan. If at any time and from time to time while any shares of Series B Preferred Stock are outstanding there shall occur a Rights Plan Triggering Event, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the Rights Triggering Date by a fraction:

(A) the numerator of which shall be the sum of (1) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (2) (x) the aggregate Exercise Price (as defined in the Company Rights Plan or its comparable term/provision under any successor, substitute or additional shareholder rights plan) payable to the Company, assuming that all Rights then-outstanding that are capable of being exercised are immediately exercised following the Rights Plan Triggering Event, divided by (y) the Current Market Price; and

(B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (2) the aggregate number of shares of Common Stock (or Reference Property, to the extent applicable) into which the Rights then-outstanding are exercisable for (immediately following such Rights Plan Triggering Event) (such number of shares of Common Stock, the “Underlying Common Stock Amount”);

Such adjustment shall become effective immediately after the opening of business on the Rights Triggering Date;

To the extent that shares of Common Stock (or Reference Property, to the extent applicable) are not delivered pursuant to such Rights prior to the expiration or termination of any Rights (other than as a result of the repurchase of those Rights by the Company), upon expiration or termination of such Rights (“Expired Rights”) the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the occurrence of a Rights Plan Triggering Event been made without taking into account such Expired Rights. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(ii).

Notwithstanding the foregoing, the Conversion Price as adjusted pursuant to this SECTION 5(f)(ii) shall not apply to any shares of Series B Preferred Stock Beneficially Owned by a Person who is an Acquiring Person, and, with respect to such shares, the Conversion Price shall be the Conversion Price in effect immediately prior to the Rights Triggering Date.

(iii) Adjustment for Certain Tender Offers or Exchange Offers. In case the Company or any of its subsidiaries shall, at any time or from time to time, while any of the Series B Preferred Stock is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any subsidiary for all or any portion of the Common Stock (or Reference Property, to the extent applicable), where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock (or Reference Property, to the extent applicable) validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock (or Reference Property, to the extent applicable), the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date; and

(B) the denominator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Price pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock (and Reference Property, to the extent applicable) pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

(iv) Disposition Events.

(A) If any of the following events (any such event, a “Disposition Event”) occurs:

(1) any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

(2) any merger, consolidation or other combination to which the Company is a constituent party;

in each case, as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the surviving entity of the merger, consolidation or other combination shall provide that the Series B Preferred Stock converted following the effective date of any Disposition Event, shall be calculated based on the kind and amount of cash, securities or other property (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Amount immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Company may not cause, or agree to cause, a

Disposition Event to occur, unless the issuer of any securities or other property into which the Series B Preferred Stock becomes convertible agrees, for the express benefit of the holders of record of Series B Preferred Stock (including making them beneficiaries of such agreement), to issue such securities or property.

(B) The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any stock split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Common Stock of the Company in connection with a Disposition Event, the portion of the Series B Preferred Stock which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

(v) Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(vi) Limitation on Adjustment; When No Adjustment Required.

(A) No adjustment need be made for the issuance of Common Stock (and Reference Property, to the extent applicable) or any securities convertible into or exchangeable for Common Stock (and Reference Property, to the extent applicable) or carrying the right to purchase Common Stock (and Reference Property, to the extent applicable) or any such security except to the extent explicitly required herein.

(B) No adjustment need be made for rights to purchase Common Stock (or Reference Property, to the extent applicable) pursuant to a Company plan for reinvestment of dividends or interest.

(C) No adjustment need be made for a change in the par value or no par value of the Common Stock (or Reference Property, to the extent applicable).

(D) To the extent the Series B Preferred Stock becomes convertible pursuant to this SECTION 5 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(vii) Rules of Calculation; Treasury Stock. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock (or Reference Property, to the extent applicable), not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock (or Reference Property, to the extent applicable) held in treasury.

(viii) Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Company receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock (or Reference Property, to the extent applicable) not specifically provided for in such notice.

(ix) Tax Adjustment. Anything in this SECTION 5 notwithstanding, the Company shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 5, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock (or Reference Property, to the extent applicable).

(x) Par Value. Anything in this SECTION 5 notwithstanding, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of Common Stock (or Reference Property, to the extent applicable), and any such purported adjustment shall instead reduce the Conversion Price to such par value.

(xi) No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(g) Notice of Record Date. In the event of:

(i) any stock split or combination of the outstanding shares of Common Stock (or Reference Property, to the extent applicable);

(ii) any declaration or making of a dividend or other distribution to holders of Common Stock (or Reference Property, to the extent applicable) in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

(iii) any reclassification or change to which SECTION 5(f)(i)(B) applies;

(iv) the dissolution, liquidation or winding up of the Company; or

(v) any other event constituting a Fundamental Change of the type described in clause (i) of the definition thereof in SECTION 8(y);

then the Company shall file with its corporate records and mail to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:

(A) the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock (or Reference Property, to the extent applicable) of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Fundamental Change of the type described in clause (i) of the definition thereof in SECTION 8(y), is estimated to become effective, and the date as of which it is expected that holders of Common Stock (or Reference Property, to the extent applicable) of record will be entitled to exchange their shares of Common Stock (or Reference Property, to the extent applicable) for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.

Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

(h) Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 5, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Series B Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock (or Reference Property, to the extent applicable) and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series B Preferred Stock.

SECTION 6. Redemption.

Each share of Series B Preferred Stock is redeemable as provided in this SECTION 6.

(a) Mandatory Redemption.

(i) On October 24, 2014 (the “Seventh Anniversary”), or, if not a Business Day, the first Business Day thereafter, the Company shall redeem (subject to the legal availability of funds therefor) all, but not less than all, of the outstanding shares of Series B Preferred Stock at a redemption price per share equal to the Regular Liquidation Preference (the “Mandatory Redemption Price”). To the extent that the Company has insufficient funds to redeem all of the outstanding shares of Series B Preferred Stock, the Company shall use available funds to redeem a pro rata portion of the Series B Preferred Stock held by each holder thereof; provided, however, that the failure to redeem all the Series B Preferred Stock on the Mandatory Redemption Date shall continue to constitute a Triggering Event.

(ii) The “Mandatory Redemption Date” shall be the same date as the Seventh Anniversary or, if not a Business Day, the first Business Day thereafter. The Company shall deliver a notice of redemption not less than 10 nor more than 60 days prior to the Mandatory Redemption Date, addressed to the holders of record of the Series B Preferred Stock as they appear in the records of the Company as of the date of such notice. Each notice must state the following: (A) the Mandatory Redemption Date; (B) the Mandatory Redemption Price as of the scheduled Mandatory Redemption Date (it being understood that the actual Mandatory Redemption Price will be determined as of the actual Mandatory Redemption Date); (C) the name of the redemption agent to whom, and the address of the place to where, the Series B Preferred Stock are to be surrendered for payment of the Mandatory Redemption Price; and (D) that Conditional Dividends, if any, on the shares to be redeemed will cease to accrue on such Mandatory Redemption Date, provided that the Mandatory Redemption Price and the Dividends accrued through the day immediately preceding the Mandatory Redemption Date shall have been paid on the Mandatory Redemption Date.

(b) Optional Redemption upon Certain Fundamental Changes.

(i) In connection with a Fundamental Change of the type described in clause (i) of the definition of “Fundamental Change” in SECTION 8(y) (a “Triggering Fundamental Change”) where as a result of such transaction the Series B Preferred Stock become convertible solely into cash (the amount of such cash with respect to each share of Series B Preferred Stock, the “Fundamental Change Price”), the Company, at its option and election, may redeem (out of funds legally available therefor) all, but not less than all, of the outstanding shares of Series B Preferred Stock at a Redemption Price equal to 101% of the Regular Liquidation Preference (the “Optional Redemption Price” and collectively with the Mandatory Redemption Price, the “Redemption Price”); provided, that the consummation of such redemption and the payment of the Optional Redemption Price shall be subject to the consummation of the Triggering Fundamental Change.

(ii) If the Company elects to redeem the Series B Preferred Stock pursuant to SECTION 6(b)(i), the “Optional Redemption Date” shall be the date on which the Triggering Fundamental Change is consummated. The Company shall deliver a notice of redemption not less than 10 nor more than 30 Business Days prior to the Optional Redemption Date, addressed to the holders of record of the Series B Preferred Stock as they appear in the records of the Company as of the date of such notice. Each notice must state the following: (A) the expected Optional Redemption Date; (B) the Optional Redemption Price as of the expected Optional Redemption Date (it being understood that the actual Optional Redemption Price will be determined as of the actual Optional Redemption Date); (C) the Fundamental Change Price as of the expected Optional Redemption Date; (D) the name of the redemption agent to whom, and the address of the place to where, the Series B Preferred Stock are to be surrendered for payment of the Optional Redemption Price; (E) that Conditional Dividends, if any, on the shares to be redeemed will cease to accrue on such Optional Redemption Date provided that the Optional Redemption Price and Dividends accrued through the day immediately preceding the Optional Redemption Date shall have been paid on the

Optional Redemption Date; and (F) that the consummation of the redemption and the payment of the Optional Redemption Price shall be subject to the consummation of the Triggering Fundamental Change. Each holder shall have the right, exercisable upon notice to the Company at any time prior to the Optional Redemption Date, to elect to convert the Series B Preferred Stock and receive the Fundamental Change Price in lieu of the Optional Redemption Price with respect to each share of Series B Preferred Stock held by such holder to the extent such Triggering Fundamental Change is consummated.

(c) Mechanics of Redemption.

(i) Unless waived in writing by the holders representing a majority of the outstanding shares of Series B Preferred Stock, on or prior to the Mandatory Redemption Date or Optional Redemption Date, as applicable, the Company shall deposit with a redemption agent in trust, upon delivery of the Company’s redemption notice pursuant to SECTION 6(a) or SECTION 6(b), funds consisting of cash or cash equivalents sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date or the Optional Redemption Price on the Optional Redemption Date, as the case may be. The redemption agent must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof. The deposit in trust with the redemption agent shall be irrevocable as of the Mandatory Redemption Date or Optional Redemption Date, as applicable (such date, the “Irrevocable Date”), except that the Company shall be entitled to receive from the redemption agent (i) the applicable Redemption Price with respect to shares of Series B Preferred Stock that are no longer to be redeemed, whether by conversion or otherwise; and (ii) the interest or other earnings, if any, earned on any such deposit. The holders of the shares redeemed shall have no claim to such interest or other earnings, and any funds so deposited with the redemption agent and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the Mandatory Redemption Date or Optional Redemption Date, as the case may be, shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so returned to the Company shall look only to the Company for such payment, without interest. Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the applicable Redemption Price to the extent such Redemption Price is not paid as provided herein.

(ii) The redemption agent on behalf of the Company shall pay the applicable Redemption Price on the Mandatory Redemption Date or Optional Redemption Date, as the case may be, upon surrender of the certificates representing the shares of Series B Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Redemption Price.

(iii) From and after the Irrevocable Date, shares of Series B Preferred Stock to be redeemed on the Mandatory Redemption Date or Optional Redemption Date, as the case may be, will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series B Preferred Stock (except the right to receive from the Company the applicable Redemption Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series B Preferred Stock is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the applicable Redemption Price in cash in full, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of dividends and the conversion rights) as provided herein.

(iv) Notwithstanding anything in this SECTION 6 to the contrary, each holder shall retain the right to convert shares of Series B Preferred Stock to be redeemed at any time on or prior to the Mandatory Redemption Date or Optional Redemption Date, as the case may be; provided, however, that any shares of Series B Preferred Stock converted prior to the Mandatory Redemption Date or Optional Redemption Date, as the case may be, shall not be redeemed pursuant to this SECTION 6.

(v) Any redemption of the Series B Preferred Stock pursuant to this SECTION 6 (such redemption, the “Redemption”) shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board). At the time of the Redemption, the Company shall take all actions required or permitted under Delaware law to permit the redemption of the Series B Convertible Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such redemption.

SECTION 7. Fundamental Change.

(a) Offer to Repurchase.

(i) In connection with any Fundamental Change other than a Fundamental Change in which Elevation or any of its Affiliates is the acquiror or is otherwise a constituent party (or Affiliate thereof) to the transaction that results in such Fundamental Change, the Company shall, or shall cause the Survivor of a Fundamental Change (such Survivor of a Fundamental Change, the “Acquirer”) to, make an offer to repurchase, at the option and election of the holder thereof, each share of Series B Preferred Stock then-outstanding (the “Fundamental Change Offer”) at a purchase price per share (such amount being the “Repurchase Price”) (x) in cash equal to 101% of the Regular Liquidation Preference or, (y) at the sole election of the Company (the “Company Election”), subject to the conditions set forth in SECTION 7(a)(ii) below, a number of shares of common stock (or ADSs or ADRs in respect of such ADSs), which are publicly tradable and listed on an Exchange at the time of receipt, of the Acquirer or any direct or indirect parent thereof (such shares of common stock, “Acquirer Stock”, and the issuer of such shares, the “Successor Public Company”) with an aggregate market value (equal on a per share or per ADS/ADR basis to the closing sale price for such security on the principal Exchange on which such security is traded, on the trading day immediately preceding the issuance of such common stock or ADSs/ADRs to the relevant holders of Series B Preferred Stock) equal to 105% of the Regular Liquidation Preference. The Company Election must be made in the Fundamental Change Notice delivered pursuant to SECTION 7(a)(iii) and shall become irrevocable from the date thereof unless otherwise consented to by the holders of a majority of the Series B Preferred Stock.

(ii) The Company’s right to elect to pay the Repurchase Price with Acquirer Stock is subject to the following conditions:

(A) the issuance of the Acquirer Stock shall have been registered under the Securities Act;

(B) Rule 145 promulgated under the Securities Act shall permit the sale of such Acquirer Stock by the holder thereof (and any of its Affiliates) within a period of three months immediately following the Repurchase Date;

(C) the Acquirer Stock (or ADSs representing the Acquirer Stock, or ADRs in respect thereof) issued to the holders of Series B Preferred Stock shall be listed on an Exchange;

(D) the aggregate number of shares of Acquirer Stock issuable to any record holder of Series B Preferred Stock and such holder’s Affiliates (including shares issuable in respect of both Series B Preferred Stock and Series C Preferred Stock) shall not exceed the lesser of the number of shares equal to (x) 4.9% of all then-outstanding shares of Acquirer Stock (based on the number of outstanding shares of Acquirer Stock set forth in Acquirer’s most recently available filing with the Securities and Exchange Commission) and (y) three (3) times the average daily trading volume of Acquirer Stock (or American Depositary Shares representing the Acquirer Stock, or American Depositary Receipts in respect thereof) on an Exchange for the four (4) weeks immediately preceding the Repurchase Date.

(iii) The “Repurchase Date” shall be the date on which the Fundamental Change is consummated (provided that in the case of a Fundamental Change described in clause (ii) of the definition thereof, the Repurchase Date shall be a date no later than 20 days following the date of the first public announcement of such Fundamental Change having occurred (including, for these purposes, the filing of a Schedule 13D pursuant to the Exchange Act)). As soon as practicable after the announcement of such transaction or execution of such agreement providing for such Fundamental Change, the Company shall commence the Fundamental Change Offer by delivering a notice (the “Fundamental Change Notice”), not less than 10 nor more than 60 days prior to the expected Repurchase Date, addressed to the holders of record of the Series B Preferred Stock as they appear in the records of the Company as of the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change. Each notice must state that: (A) the Fundamental Change Offer may be accepted by delivery of a written revocable notice specifying the number of shares to be repurchased; (B) the expected Repurchase Price as of the expected Repurchase Date (it being understood that the actual Repurchase Price will be determined as of the actual Repurchase Date); (C) the name of the paying agent to whom, and the address of the place to where, the Series B Preferred Stock are to be surrendered for payment of the Repurchase Price; (D) any shares of Series B Preferred Stock not tendered for payment shall continue to be outstanding and holders thereof shall remain entitled to, among other things, the payment of dividends thereon and exercise their conversion rights (whether on the date of consummation of the

Fundamental Change or otherwise), (E) the consummation of the Fundamental Change Offer and the payment of the Repurchase Price shall be subject to the consummation of the Fundamental Change, and the Fundamental Change Offer shall not be consummated in the event the Company elects to effect a conversion pursuant to SECTION 5(c), and (F) the circumstances and material facts regarding such Fundamental Change. If the Fundamental Change is not consummated, the Fundamental Change Offer shall be automatically withdrawn.

(iv) Notwithstanding this SECTION 7, the Fundamental Change Offer shall be subject to, and be made in compliance with, Regulation 14E under the Exchange Act and any other federal and state securities laws, as applicable, including any applicable time periods. The Company shall notify the holders Series B Preferred Stock of the results of the Fundamental Change Offer on or as soon as practicable after the Repurchase Date.

(b) Mechanics of Repurchase.

(i) Unless waived by the holders representing a majority of the outstanding shares of Series B Preferred Stock, the Company shall deposit with a paying agent in trust by the Repurchase Date), funds consisting of cash or cash equivalents sufficient to pay the cash portion of the Repurchase Price on the Repurchase Date. The paying agent must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof. The deposit in trust with the paying agent shall be irrevocable as of the Repurchase Date, except that the Company shall be entitled to receive from the paying agent (A) Repurchase Prices with respect to shares of Series B Preferred Stock that are no longer to be repurchased, whether by conversion, withdrawal of an election or tender or otherwise and (B) the interest or other earnings, if any, earned on any such deposit. The holders of the shares repurchased shall have no claim to such interest or other earnings, and any funds so deposited with the paying agent and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the Repurchase Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so returned to the Company shall look only to the Company for such payment, without interest. Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the Repurchase Price to the extent such Repurchase Price is not paid as provided herein.

(ii) The paying agent on behalf of the Company shall pay the Repurchase Price on the Repurchase Date upon surrender of the certificates representing the shares of Series B Preferred Stock to be repurchased (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, and post a customary bond in respect of such indemnity, in a reasonable amount and in a reasonable manner, prior to paying such Repurchase Price.

(iii) In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the unrepurchased shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificate for shares Series B Preferred Stock are issued in a name other than the name of the selling holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series B Preferred Stock not repurchased other man any such tax due because a certificate for shares Series B Preferred Stock is issued in a name other than the name of the selling holder.

(iv) Subject to clause (vi) below, from and after the Repurchase Date, shares of the Series B Preferred Stock to be repurchased on such Repurchase Date will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series B Preferred Stock (except the right to receive from the Company the Repurchase Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series B Preferred Stock is not repurchased due to a default in payment by the Company or because the Company is otherwise unable to pay the Repurchase Price in full, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of dividends and the conversion rights) as provided herein.

(v) Notwithstanding anything in this SECTION 7 to the contrary, each holder shall retain the right to (A) convert shares of Series B Preferred Stock to be repurchased at any time on or prior to the Repurchase Date or (B) withdraw an election to have such shares repurchased or any tender of such shares in the Fundamental Change Offer on or prior to the Repurchase Date; provided, however, that, where a holder of Series B Preferred Stock exercises its rights under (A) or (B) above, the shares of Series B Preferred Stock of such holder shall not be repurchased pursuant to this SECTION 7.

(vi) The Company shall not be required to make a Fundamental Change Offer if an Affiliate in control of the Company makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this SECTION 7 and purchases all shares of Series B Preferred Stock validly tendered and not withdrawn under such Fundamental Change Offer; provided, that if an Affiliate in control of the Company makes such repurchase, the shares of Series B Preferred Stock so purchased shall remain outstanding in the hands of such Affiliate.

(vii) The Company may not enter into any agreement providing for a Fundamental Change unless the Acquirer agrees to cause the Company to make the repurchases contemplated in this SECTION 7 and agrees, for the benefit of the holders of record of the Series B Preferred Stock (including making them beneficiaries of such agreement), that to the extent the Company is not legally able to repurchase the Series B Preferred Stock, the Acquirer will purchase the Series B Preferred Stock.

(viii) Any repurchase of the Series B Preferred Stock pursuant to this SECTION 7 shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board). The Company shall take all actions required or permitted under Delaware law to permit the repurchase of the Series B Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such repurchase.

SECTION 8. Additional Definitions. For purposes of these resolutions, the following terms shall have the following meanings:

(a) “Acquiring Person” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor, substitute or additional shareholder rights plan).

(b) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. Notwithstanding the foregoing, (i) the Company, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Investor Stockholder or their Permitted Transferees, (ii) the portfolio companies in which the Investor Stockholders, any other Elevation Entities or any other Elevation Partners’ investment fund that is Controlled by or under common Control with an Elevation Entity have directly or indirectly made a debt or equity investment shall not be considered Affiliates of the Investor Stockholders or their Permitted Transferees if the Investor Stockholders, alone, or together with their Permitted Transferees, (x) in the aggregate Beneficially Own securities that would comprise (upon conversion, exchange or exercise of any rights, options, warrants or similar securities, if applicable) less than 50% of the Maximum Voting Power of such portfolio company and (y) do not constitute, nor do they have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such portfolio company, unless such portfolio company has received Confidential Information, directly or indirectly, or has been provided assistance with respect to the acquisition, holding, voting or disposition of capital stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of capital stock and (iii) a corporation or other entity (a “Specified Entity”) with respect to which (x) none of the Investor Stockholders or Elevation Entities has directly or indirectly made a debt or equity investment and (y) none of the Investor Stockholders, alone or together with their Permitted Transferees, constitute, or have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such Specified Entity (and which otherwise is not controlled by an Elevation Entity), but which is an Affiliate of an individual who would be considered a controlling Affiliate of an Elevation Entity, will not be considered an Affiliate of the Investor Stockholders or their Permitted Transferees unless such Specified Entity has received Confidential Information, directly or indirectly or has been provided assistance with respect to the acquisition, holding, voting or disposition of capital stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of capital stock. For avoidance of doubt, Permitted Transferees shall be deemed to be Affiliates of the Investor Stockholders.

(c) “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meaning given such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that (i) a person will be deemed to be the beneficial owner of any security which may be acquired by such person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such person and (ii) a person shall be deemed to be the beneficial owner of any securities with which a person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities.

(d) “Board Representation Entitlement” means a number of Preferred Directors (rounded to the nearest whole number) equal to the product of (x) the total number of members then comprising the full Board (including the Preferred Directors) and (y) the lesser of (1) 39.9% and (2) the Elevation Beneficial Ownership Percentage; provided, however, that, notwithstanding the foregoing, (A) from and after the first time that the Investor Stockholders (including, for this purpose, their Permitted Transferees) in the aggregate cease to (x) Beneficially Own and (y) have all Economic Rights and Voting Rights with respect to a number of shares of Investor Preferred Stock that if then converted would be convertible into a number of shares of Common Stock that is greater than or equal to 50% of the shares of Common Stock issuable upon conversion of 325,000 shares of Series B Preferred Stock (regardless of whether any such shares of Series B Preferred Stock are then outstanding) based on the conversion prices that are (or would be) in effect at the time of such calculation (including, for purposes of this calculation, shares of Investor Preferred Stock pledged pursuant to a bona fide pledge, but not a foreclosure thereon, but excluding, for purposes of this calculation, shares subject to Shared Beneficial Ownership with any Person other than another Investor Stockholder or a Permitted Transferee), the Board Representation Entitlement shall be zero (0) Preferred Directors, (B) from and after the occurrence of a Non-Constituent Issuer Fundamental Change, the Board Representation Entitlement shall be zero (0) Preferred Directors and (C) from and after the occurrence of a Fundamental Change described in clause (i) of the definition thereof other than a Non-Constituent Issuer Fundamental Change, the Board Representation Entitlement shall be no more than one (1) Preferred Director; provided, further, that no reduction in the Board Representation Entitlement resulting from a decrease in the Elevation Beneficial Ownership Percentage shall occur until the expiration of any applicable Share Ownership Reduction Cure Period.

(e) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

(f) “capital stock” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and the Preferred Stock.

(g) “Certificate of Designation of the Series C Preferred Stock” means the Certificate of Designation with respect to the Series C Preferred Stock, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

(h) “Closing Price” of the Common Stock (or Reference Property, to the extent applicable) on any date means the closing sale price per share (or if no closing sale price is reported,

the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock (or Reference Property, to the extent applicable) is listed or admitted for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock (or Reference Property, to the extent applicable) is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock (or Reference Property, to the extent applicable) in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock (or Reference Property, to the extent applicable) is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock (or Reference Property, to the extent applicable) on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

(i) “Company Rights Plan” means that certain Preferred Stock Rights Agreement, dated as of September 25, 2000, as amended, between the Company and Computershare Trust Company of New York, as successor to Equiserve Trust Company, N.A. and Fleet National Bank.

(j) “Control” and “Controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.

(k) “Conditional Rate” means an annual rate equal to the prime rate of JPMorgan Chase Bank N.A. on the Conditional Dividend Payment Date plus 4%.

(l) “Confidential Information” shall have the meaning set forth in the Stockholders’ Agreement.

(m) “Conversion Shares” shall have the meaning set forth in the Stockholders’ Agreement.

(n) “Current Market Price” shall mean the average of the closing prices per share of Common Stock for each of the five consecutive trading days ending on the trading day immediately preceding a Rights Triggering Date.

(o) “Distribution Date” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor, substitute or additional shareholder rights plan).

(p) “Economic Rights” means the right to the full pecuniary interest (which may be subject to a bona fide pledge, but not a foreclosure thereon) in the Series B Preferred Stock and/or the Series C Preferred Stock, as applicable, including, without limitation, the right to receive dividends and distributions, proceeds upon liquidation and receive the proceeds of, disposition or conversion of such Series B Preferred Stock or Series C Preferred Stock. For the avoidance of doubt, any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock, Series C Preferred Stock or Conversion Shares) not incurred in violation of Section 3.1 of the Stockholders’ Agreement shall not be deemed to be a Transfer, loss or reduction in the Economic Rights associated with such shares of Series B Preferred Stock, Series C Preferred Stock or Conversion Shares, as the case may be.

(q) “Elevation” means Elevation Partners, L.P.

(r) “Elevation Beneficial Ownership Percentage” means, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned, but excluding Shared Beneficial Ownership of Common Stock, by the Investor Stockholders divided by (b) the sum of (i) the total number of shares of Common Stock outstanding at such time plus (ii) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are entitled to convert at such time plus (iii) the number of shares of Common Stock issuable upon the exercise of Warrants (as defined in the Securities Purchase Agreement) plus (iv) the number of shares of Common Stock issuable upon the conversion, exchange or issuance of any Equity Securities of the Company sold in any Offering described in clause (ii) of the definition of Offering. For purposes hereof, if a Share Ownership Reduction Cure Period shall have ever taken place (on one or more occasions), and at the end of such Shares Ownership Reduction Cure Period there is a reduction in the number of Preferred Directors pursuant to SECTION 4(d)(iii) of this Amended and Restated Certificate of Designation, then the Elevation Beneficial Ownership Percentage shall be deemed at any point in time thereafter to be no greater than the lowest Elevation Beneficial Ownership Percentage that shall have existed at the end of any such Share Ownership Reduction Cure Period.

(s) “Elevation Entity” shall have the meaning set forth in the Stockholders’ Agreement.

(t) “Equity Securities” means (x) any shares of capital stock of the Company, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of capital stock of the Company, and (z) capital stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of the Company, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

(u) “Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(x) “Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

(i) for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the closing prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;

(ii) for any security that is not so traded or quoted, the Fair Market Value shall be determined: (x) mutually by the Board and the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, or (y) by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and the holders representing a majority of the then outstanding shares of Series B Preferred Stock; or

(iii) for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms’-length transaction; provided that if holders representing a majority of the then-outstanding shares of Series B Preferred Stock object to a determination of the Board made pursuant to this clause (iii), the Fair Market Value of such property shall be as determined by nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.

(y) “Fundamental Change” means the occurrence of any of the following:

(i) any merger, consolidation, stock or asset purchase, recapitalization or other business combination transaction (or series of related transactions) as a result of which the shares of capital stock of the Company entitled to vote generally in the election of directors and the Series B Preferred Stock and the Series C Preferred Stock (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis in the case of the Series B Preferred Stock and the Series C Preferred Stock), in the aggregate, less than 50% of the total voting power of all shares of capital stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof);

(ii) any person or group, together with any Affiliates thereof (other than any Investor Stockholder, as defined in the Stockholders Agreement, or any of their respective Affiliates), has, directly or indirectly, become the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the Company that are entitled to vote generally in the election of directors;

(iii) the sale, transfer or disposition, including but not limited to any spin-off or in-kind distribution (a “Divestiture”), by the Company or by one or more of its subsidiaries of all or substantially all of the assets, business or securities of the Company (on a consolidated basis) to any person or group (other than the Company or its wholly-owned subsidiaries); provided that a

Fundamental Change shall not include a spin-off or similar in-kind distribution to the stockholders of the Company in which the holders of Series B Preferred Stock and Series C Preferred Stock are entitled to such distribution as Dividends without other adjustment to the Conversion Price if the rights of the holders of Series B Preferred Stock and Series C Preferred Stock pursuant to this Amended and Restated Certificate of Designation, the Certificate of Designation of the Series C Preferred Stock and the Stockholders’ Agreement are preserved after giving effect to such spin-off or in-kind distribution.

(z) “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(aa) “hereof”; “herein” and “hereunder” and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

(bb) “Investor Stockholder” shall have the meaning ascribed thereto in the Stockholders’ Agreement.

(cc) “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock (or Reference Property, to the extent applicable) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in the Common Stock (or Reference Property, to the extent applicable) or in any options, contracts or future contracts relating to the Common Stock (or Reference Property, to the extent applicable), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(dd) “Nasdaq” means The NASDAQ Stock Market.

(ee) “Offering” shall have the meanings ascribed thereto in the Stockholders’ Agreement.

(ff) “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(gg) “Permitted Transferee” shall have the meaning set forth in the Stockholders’ Agreement.

(hh) “Right to Vote” means the right to direct the voting of the Series B Preferred Stock with respect to any matter for which the Series B Preferred Stock is entitled to vote.

(ii) “Rights” shall have the meaning given thereto in the Company Rights Plan (or the comparable right under any successor, substitute or additional shareholder rights plan).

(jj) “Rights Plan Triggering Event” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor, substitute or additional shareholder rights plan).

(kk) “Rights Triggering Date” means the date on which a Rights Plan Triggering Event occurs.

(ll) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(mm) “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated December 22, 2008 between the Company and Elevation.

(nn) “Series B Original Issuance Date” means the date on which the first share of Series B Preferred Stock was issued.

(oo) “Series C Original Issuance Date” means the date on which the first share of Series C Preferred Stock was issued.

(pp) “Shared Beneficial Ownership” means Beneficial Ownership in which (a) voting power is shared with another Person, except in the case of the Investor Stockholders and their Permitted Transferees, to the extent that such shared voting power is shared only with another Investor Stockholder or Permitted Transferee and/or (b) the Investor Stockholders and/or their Permitted Transferees have effected a Transfer to a Person other than a Permitted Transferee, provided that any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock, Series C Preferred Stock or Conversion Shares) not incurred in violation of Section 3.1 of the Stockholders’ Agreement shall not be deemed to be a Transfer, loss or reduction in the Beneficial Ownership associated with such shares of Series B Preferred Stock, Series C Preferred Stock or Conversion Shares, as the case may be.

(qq) “Share Ownership Reduction Cure Period” means the period commencing on the date the Company provides the Company Notice (as defined in the Stockholders’ Agreement) and ending on the date 60 days thereafter.

(rr) “Stockholders’ Agreement” means the Amended and Restated Stockholders Agreement, dated the Series C Original Issuance Date, by and among the Company and the Investor Stockholders, as it may be amended from time to time in accordance with the terms thereof.

(ss) “Survivor of Fundamental Change” means the issuer of the securities received by the holders of Common Stock (or Reference Property, to the extent applicable) (in their capacities as such) upon the consummation of a Fundamental Change, to the extent the holders of Common Stock (or Reference Property, to the extent applicable) receive other securities in exchange, conversion or substitution of their Common Stock (or Reference Property, to the extent applicable) in the transaction that resulted in such Fundamental Change.

(tt) “Total Current Voting Power” shall have the meaning set forth in the Stockholders’ Agreement.

(uu) “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock (or Reference Property, to the extent applicable) is not listed on Nasdaq, the principal national securities exchange on which the Common Stock (or Reference Property, to the extent applicable) is listed, is open for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(vv) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge (other than a bona fide pledge not in violation of Section 3.1(b) of the Stockholders’ Agreement (but not a foreclosure thereon)), encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge (other than a bona fide pledge not in violation of Section 3.1(b) of the Stockholders’ Agreement (but not a foreclosure thereon)), encumbrance, hypothecation or similar disposition of, any shares of Series B Preferred Stock, Series C Preferred Stock or Conversion Shares beneficially owned by a person or any interest (including any Economic Rights or Voting Rights or creation of Shared Beneficial Ownership) in any shares of Series B Preferred Stock, Series C Preferred Stock or Conversion Shares beneficially owned by a Person.

(ww) “Uncured Share Ownership Reduction” means a decrease, for any reason, in the Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Board Representation Entitlement; provided, however that if, during an applicable Share Ownership Reduction Cure Period, the Elevation Beneficial Ownership Percentage (as determined pursuant to the definition thereof in SECTION 8(r), including the last sentence thereof) is increased to, and maintained at, the minimum Elevation Beneficial Ownership Percentage necessary to avoid a reduction in the number of Directors that constitutes the Board Representation Entitlement as of immediately prior to such decrease, then such decrease in the Elevation Beneficial Ownership Percentage shall not be an Uncured Share Ownership Reduction (it being understood that any subsequent decrease in Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Board Representation Director Entitlement may again qualify as an Uncured Share Ownership Reduction).

(xx) “Voting Rights” shall mean the power to vote or direct the voting of any security (subject to any bona fide pledge, but not foreclosure thereon).

(yy) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquirer	SECTION 7(a)(i)
Acquirer Stock	SECTION 7(a)(i)
ADR	SECTION 4(g)

Term	Section
ADS	SECTION 4(g)
Aggregate Amount	SECTION 5(f)(iii)
Amended and Restated Certificate of Designation	Recital
Board	Recital
Board Size Decrease	SECTION 4(d)(iv)
Certificate of Incorporation	Recital
Common Stock	SECTION 1(b)(i)
Company	Recital
Company Election	SECTION 7(a)(i)
Conditional Dividend Payment Date	SECTION 2(b)(i)
Conditional Dividends	SECTION 2(b)
Consolidated EBITDA	SECTION 4(f)
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Conversion Price	SECTION 5(a)
Conversion Security	SECTION 4(b)(ii)
Credit Agreement	SECTION 4(f)
DGCL	Recital
Disposition Event	SECTION 5(f)(iv)(A)
Dividends	SECTION 2(b)
Expiration Date	SECTION 5(f)(iii)
Expired Rights	SECTION 5(f)(ii)
Fundamental Change Notice	SECTION 7(a)(iii)
Fundamental Change Offer	SECTION 7(a)(i)
Fundamental Change Price	SECTION 6(b)(i)
Indebtedness	SECTION 4(f)
Investor Preferred Stock	SECTION 4(d)
Irrevocable Date	SECTION 6(c)(i)
Junior Securities	SECTION 1(b)(i)
Liquidation Preference	SECTION 3(a)
Mandatory Redemption Date	SECTION 6(a)(ii)
Mandatory Redemption Price	SECTION 6(a)(i)
Maximum Voting Percentage	SECTION 4(a)
Maximum Voting Power	SECTION 4(a)
New Preferred Stock	SECTION 4(c)
Non-Constituent Issuer Fundamental Change	SECTION 4(b)(ii)
Optional Redemption Date	SECTION 6(b)(ii)
Optional Redemption Price	SECTION 6(b)(i)
Original Certificate of Designation	Recital
Original Purchase Price	SECTION 2(b)
Parity Securities	SECTION 1(b)(ii)
Participating Dividends	SECTION 2(a)
Participating Liquidation Preference	SECTION 3(a)
Preferred Directors	SECTION 4(d)

Term	Section
Preferred Stock	Recital
Purchased Shares	SECTION 5(f)(iii)
Redemption	SECTION 6(c)(v)
Redemption Price	SECTION 6(b)(i)
Reference Property	SECTION 5(f)(iv)(A)(2)
Regular Liquidation Preference	SECTION 3(a)
Repurchase Date	SECTION 7(a)(iii)
Repurchase Price	SECTION 7(a)(i)
Senior Securities	SECTION 1(b)(iii)
Series A Preferred Stock	SECTION 1(b)(i)
Series B Preferred Stock	SECTION 1(a)
Series C Preferred Stock	SECTION 1(b)(ii)
Seventh Anniversary	SECTION 6(a)(i)
Successor Credit Agreement	SECTION 4(f)
Successor Public Company	SECTION 7(a)(i)
Total Leverage Ratio	SECTION 4(f)
Transition Time	SECTION 4(d)(vii)
Triggering Event	SECTION 2(b)(vii)
Triggering Fundamental Change	SECTION 6(b)(i)
Underlying Common Stock Amount	SECTION 5(f)(ii)
Unpaid Conditional Dividends	SECTION 2(b)(i)

SECTION 9. Miscellaneous. For purposes of these resolutions, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Series B Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to SECTION 4, designated as part of a particular Series by the Board.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Designation to be executed by a duly authorized officer of the Company as of January 12, 2009.

PALM, INC.

By:	/s/ Edward T. Colligan
Name:	Edward T. Colligan
Title:	President and CEO